Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75612 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 18, 2024, relating to the financial statements and supplemental schedules of the Johns Manville Employees 401(k) Plan appearing in this Annual Report on Form 11-K of Johns Manville Employees 401(k) Plan for the year ended December 31, 2023.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

June 18, 2024